EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 4, 2005, relating to the consolidated financial statements of Bravo! Foods International Corp., which is contained in that Prospectus.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus.

                                                       LAZAR LEVINE & FELIX LLP


New York, New York
March 31, 2005